Infinera

INFINERA CORPORATION
ATTN: CHIEF LEGAL OFFICER
6373 SAN IGNACIO AVENUE
SAN JOSE, CA 95119

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on the day before the meeting date for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INFN2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on the day before the meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55051-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFINERA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger, dated as of June 27, 2024 (as it may be amended, modified, supplemented or waived from time to time, the "Merger Agreement"), by and among Nokia Corporation, Neptune of America Corporation, and Infinera.	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Infinera to its named executive officers in connection with the merger contemplated by the Merger Agreement.	☐	☐	☐
3. To postpone or adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy card, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendation.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The merger proxy is available at www.proxyvote.com.

V55052-TBD

INFINERA CORPORATION
Special Meeting of Stockholders
Tuesday, October 1, 2024, at 10:00 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) David W. Heard and Nancy Erba, and each of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Infinera Corporation ("Infinera") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of Infinera to be held on Tuesday, October 1, 2024, at 10:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/INFN2024SM (together with any adjournment, postponement or other delay thereof, the "Special Meeting").

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side